UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Supply, Service and Support Agreement

On June 6, 2018, Foundation Medicine, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Supply, Service and Support Agreement (the “A&R Agreement”) with Illumina, Inc. (“Illumina”). The A&R Agreement amends and restates that certain Supply, Service and Support Agreement, effective as of July 25, 2013, as amended, between the Company and Illumina (the “Agreement”), and extends the term of the Agreement from July 25, 2018 to June 6, 2023.

During the term of the A&R Agreement, Illumina will supply the Company and its German subsidiary with sequencers, reagents and other consumables for use with the Illumina sequencers, and service contracts for the maintenance and repair of the sequencers. These products support and can be used for the gene sequencing component of the Company’s molecular testing activities. The A&R Agreement requires the Company to make a rolling forecast of its expected needs for reagents and other consumables, and the Company may place purchase orders for reagents and other consumables that conform to such forecast. Illumina may not unreasonably reject conforming purchase orders and will, in its reasonable discretion, accept additional purchase orders for quantities of reagents and other consumables beyond the Company’s forecast requirements. During each six-month period, the Company has a binding obligation to purchase an amount of reagents and other consumables equal to the greater of a percentage of the Company’s six-month forecast and a fixed minimum amount. Subject to discounts that vary depending on the volume of hardware and reagents and other consumables ordered, the price for sequencers and for service contracts is based on Illumina list prices, and the price for reagents and other consumables is based on contract prices that are fixed for a set period of time and may increase thereafter, subject to limitations. The A&R Agreement does not require the Company to order minimum amounts of hardware, or to use exclusively the Illumina platform for conducting the Company’s sequencing. The A&R Agreement contains customary use restrictions, representations and warranties, indemnification obligations, limitations of liability, and other provisions.

The foregoing description of the A&R Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Agreement, a redacted copy of which will be filed as an exhibit to the Company’s reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and upon filing will be incorporated herein by reference. The Company intends to submit a FOIA Confidential Treatment Request to the United States Securities and Exchange Commission pursuant to Rule 24b-2 under the Exchange Act, requesting that it be permitted to redact certain portions of the A&R Agreement. The omitted material will be included in the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel